UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2007

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540
Lakewood, Colorado		80228
(Address of Principal Executive Offices)		(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                    Entry into a Material Agreement.

On August 27, 2007, VCG Holding Corp., a Colorado corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company (or a to-be-formed subsidiary of the Company) agreed to purchase 100% of the issued and outstanding stock of a corporation that owns and operates an adult entertainment nightclub located in the Northeastern United States for $4,500,000 in cash. The acquisition is expected to close in September 2007.

The Purchase Agreement contains customary conditions to closing, which include (but are not limited to) receipt by the Company of regulatory approvals and completion of the Company’s due diligence investigation to its satisfaction. The Purchase Agreement contains certain other provisions which are customary for agreements of this nature, such as representation, warranties and covenants. The Purchase Agreement contemplates that the parties will enter into mutual non-competition and confidentiality agreements at the closing of the transaction. In addition, at the closing, the Company (or an affiliate of the Company) and an entity affiliated with the sellers will enter into a lease for the real property and premises upon which the acquired nightclub is located.  The minimum term of the lease will be 25 years and the lease will provide the Company (or its affiliate) with a right of first refusal to acquire such real property and premises under certain circumstances.

Pursuant to the Purchase Agreement, the Company agreed to remit to the sellers at the closing of the Purchase Agreement a non-refundable earnest money deposit in the amount of $1,000,000 for a future purchase of an adult entertainment nightclub owned by the Sellers and located in the Southeastern United States.

The parties have agreed to keep the names of the sellers, the acquired corporation and the acquired corporation’s adult entertainment nightclubs, as well as the exact geographical locations of the businesses, confidential until the closing of the transaction contemplated by the Purchase Agreement in order to avoid substantial competitive harm to the businesses prior to the closing. Accordingly, the Company has submitted a request for confidential treatment for portions of Exhibit 10.1 attached hereto and filed the confidential portions thereof with the Securities and Exchange Commission simultaneously with the filing of this current report on Form 8-K.

Item 8.01              Other Events.

On August 27, 2007, the Company issued a press release announcing that it entered into the Purchase Agreement. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Item 9.01               Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Stock Purchase Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: August 31, 2007	By:	/s/ Brent J. Lewis
Brent J. Lewis
Chief Financial Officer